UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2011

Towers Watson & Co.

(Exact name of registrant as specified in its charter)

Delaware	001-34594	27-0676603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Third Avenue

New York, NY 10022

(Address of principal executive offices, including zip code)

(212) 725-7550

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Mark V. Mactas, the Company’s President and Chief Operating Officer, has provided notice to the Company of his intent to retire from the Company, effective during the fourth quarter of calendar 2011, with the specific date to be determined in the future.

Mr. Mactas has indicated that his primary goal and interest has been to ensure that the Company is positioned for long-term success, and that he firmly believes that to be the case. He also stated that he is therefore confident that he can take a step back later this year and watch Towers Watson thrive from a new vantage point. Over the coming months, Mr. Mactas will continue in his current role as president and chief operating officer. His areas of focus will remain the same — positioning Towers Watson for growth through his input into overall strategy, furthering the Company’s integration efforts and providing guidance in critical areas such as leadership development and succession planning.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Towers Watson & Co.

/s/Neil D. Falis
Name: Neil D. Falis
Title: Assistant Secretary

Date: April 8, 2011

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